Exhibit 10.1

Summary of Settlement and Release Agreement

Party A: The Bankruptcy Receiver of Fuxin Guangya Flat Glass Co., Ltd (the “Bankruptcy Receiver”)
Party B: Fuxin Xianheng Float Glass Co., Ltd.(“Funxian Xianheng”)

In 2004, Fuxin Guangya Flat Glass Co., Ltd (“Guangya”) defaulted in debts for $240 million after it shut down its operation. Then the court froze Guangya’s assets. On July 21, 2004, Fuxin municipal government decided that Guangya should lease (its manufacturing equipment (“the Leased Equipment”)) to Fuxin Hengrui Technology Co. Ltd. (“Fuxin Hengrui”). On August 25, 2004, Guangya entered into a lease agreement with Fuxin Hengrui with respect to Guangya’s manufacturing equipment (the “2004 Lease”).

Guangya filed for bankruptcy in 2007, and the Bankruptcy Receiver was appointed to assume the jurisdiction of Guangya’s assets for the purpose of the bankruptcy proceeding. As part of the restructuring, on September 15, 2007 the Bankruptcy Receiver terminated the 2004 Lease with Fuxin Hengrui, and subsequently entered into a new leasing agreement with Fuxin Xianheng with respect to the Leased Equipment (the “2007 Lease”).

In April 2010, the Bankruptcy Receiver decided to conduct sales of the Leased Equipments, to satisfy certain third party secured debts with the Leased Equipment as collateral.

The Bankruptcy Receiver therefore terminated the 2007 Lease with Fuxin Xianheng and the two foregoing parties decided to enter into a settlement and release agreement (this “Agreement”). NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

1 According to the 2007 Lease, the following sets forth Guangya’s liabilities in the event of termination: (1) Guangya should compensate Fuxin Xianheng for its investment loss in the amount as follow:

Fuxin Xianheng’s the total investment amount of
Investment loss=		× remaining lease period
Lease period

Fuxin Xianheng invested totally in amount of RMB 40,434,145.32 during the term of lease. The lease period is 12 years. The remaining lease period is 6 years.

RMB 40,434,145.32
Investment loss=	× 6 = RMB 20,217,072.62
12

(2) Guangya should compensate Party for its loss of income:

Between October, 2005 and February, 2010, the total profits from 300t/d product line were the following:

Period	Profit after tax (RMB)
2005	902,778.25
2006	15,262,619.05
2007	64,314.91
2008	22,807,274.65
2009	-7,452,236.53
2010	-1,241,927.99
Total	30,342,822.34

RMB 30,342,822.34
Loss of Income =	x 6 = RMB 30,342,822.34
6

According to the 2007 Lease, Guangya should pay Fuxin Xianheng in amount of RMB 50,559,894.99, equal to the sum of the investment loss and loss of income.

2	Termination of the 2007 Lease

The 2007 Lease was terminated on April 30, 2010.

3	Settlement

The Bankruptcy Receiver should pay Fuxin Hengrui the following scaled amount (the “Settlement Payment”), in exchange, Fuxin Hengrui should release any obligations or liabilities incurred to the Bankruptcy Receiver under the 2007 Leases. The Settlement Payment should be paid when the proceeds of the sales of equipments becomes available and after such proceed being applied to satisfy security interest with higher priority, in following amount:

  if the proceeds of the sales of equipments is RMB 54,310,000, Fuxin Xianheng will be entitled to RMB18,000,000;

  if the proceeds of the sales of equipments is RMB RMB62,700,000 or higher, Fuxin Xianheng will be entitled to RMB26,390,000;

4            Miscellaneous

(3)	Fuxin Hengrui has the right of priority to purchase in the sales of the Leased Equipments.

(4)

If the Leased Equipments are purchased by a third party, Fuxin Hengrui is obligated to buy the portion of the Lease Equipments inseparable from Fuxin Hengrui’s assets from the third party at the sold price.

(5)	If the Leased Equipments are not sold, then the parities should enter an amendment to set forth the term of settlement of the 2007 Lease.

This agreement shall be signed in four copies. The Bankruptcy Receiver and Fuxin Hengrui should each have one copy, the State Assets Administration Committee should have one, and Fuxin City intermediate People`s Court should have one.

Party A: /s/ The Bankruptcy Receiver of Fuxin Guangya Flat Glass Co., Ltd.
The Bankruptcy Receiver of Fuxin Guangya Flat Glass Co., Ltd

Party B: /s/ Fuxin Xianheng Float Glass Co., Ltd.
Fuxin Xianheng Float Glass Co., Ltd.

June 9, 2010